SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2004 (December 1, 2004)

Universal Display Corporation

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Arrangement.

     On December 1, 2004, the Registrant issued a promissory note to Wachovia Bank, National Association, in connection with obtaining a $4,500,000 loan. See the description of this transaction in Item 2.03, below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 1, 2004, the Registrant obtained a loan, in the principal amount of $4,500,000, from Wachovia Bank, National Association (“Wachovia”). The indebtedness bears interest at a variable rate equal to the LIBOR Market Index Rate plus 1.25%, calculated daily. The loan is to be repaid in consecutive monthly payments of principal equal to $25,000 plus accrued interest, commencing on January 1, 2005, with all principal and accrued interest due and payable on December 1, 2009. The loan is secured by $5,000,000 in assets held in an investment account established by the Registrant at Wachovia in connection with the loan. The loan is subject to acceleration upon standard events of default and can be prepaid without penalty at any time.

     The Registrant utilized the proceeds of the loan to pay a portion of the $5,500,000 purchase price for the acquisition of the property and building at which its Ewing, New Jersey facility is located. This acquisition was consummated in accordance with the October 26, 2004 Agreement of Sale described in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt

Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: December 3, 2004